Exhibit 4.5

Amendment No. 1 to Management Services Agreement, dated June 28, 2011, among the Registrant, Del-Ta
Engineering Ltd. and Kardan Communications Ltd. (translated from Hebrew)

Entered and executed on the 28th day of June, 2011

B   E   T   W   E   E   N

RRsat Global Communications Network Ltd.
Reg. No. 510896293
(the "Company")	On the One Side;

A           N           D

Del-Ta Engineering Equipment Ltd.
Reg. No. 510463482
("Delta")	On the Second Side;

A           N           D

Kardan Communications Ltd.
Reg. No. 512051590
("Kardan")	On the Third Side;

WHEREAS
The Parties signed a Management Services Agreement on October 5, 2006 (the "Services Agreement"), according to which Delta and Kardan provide the Company, from time to time, and according to its needs with different services as set forth in the Services Agreement; and

WHEREAS	The parties wish to amend the Services Agreement, as set forth below.

NOW, THEREFORE, the parties agree as follows:

1.	The Parties agree and confirm that Section 6 of the Services Agreement, in its original language shall be deleted entirely and replaced with the following:

"6. This Agreement is effective starting 1.1.2007, and shall remain in effect until 28.6.2014, but Delta and Kardan shall be entitled by mutual notice, and the Company shall be entitled by notice to Delta and Kardan, to terminate this Agreement at any time with a 30 days' prior notice. For the avoidance of any doubt, it is herein clarified that Delta shall not be entitled to terminate and/or change the Agreement without Kardan's approval, and Kardan shall not be entitled to terminate and/or change this Agreement without Delta's approval."

2.
For the avoidance of any doubt, it is herein clarified that this amendment shall not affect and/or derogate from any of the Parties' obligations in the Services Agreement and/or any other agreement between the Parties.

IN WITNESS WHEREOF the parties have duly signed this Amendment:

/S/ RRsat Global Communications Network Ltd.
_____________________________________
RRsat Global Communications Network Ltd.

/S/ Del-Ta Engineering Equipment Ltd.
_____________________________________
Del-Ta Engineering Equipment Ltd.

/S/ Kardan Communications Ltd.
_____________________________________
Kardan Communications Ltd.